UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 26, 2013

SMITHFIELD FOODS, INC.

(Exact Name Of Registrant as Specified in Charter)

Virginia	001-15321	52-0845861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Commerce Street Smithfield, Virginia		23430
(Address of Principal Executive Offices)		(Zip Code)

(757) 365-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 26, 2013, Smithfield Foods, Inc., a Virginia corporation (the “Company”), completed the previously announced merger (the “Merger”) of Sun Merger Sub, Inc., a Virginia corporation and wholly owned subsidiary of Shuanghui International Holdings Limited (“Merger Sub”), with and into the Company, whereby the Company became a wholly owned subsidiary of Shuanghui International Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Parent”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated May 28, 2013, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.50 per share, issued and outstanding immediately prior to the Effective Time was converted into the right to receive $34.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). Shares of the Company’s common stock held by Parent or Merger Sub and by the Company or any wholly owned subsidiary of the Company are not entitled to receive the Merger Consideration.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase shares of the Company’s common stock, whether vested or unvested, was cancelled and the holder thereof became entitled to receive a payment in cash equal to the product of the number of shares subject to such option and the excess, if any, of the Merger Consideration over the exercise price of the option. In addition, immediately prior to the Effective Time, each then outstanding performance stock unit award (“PSU”) that was granted as of the date of the Merger Agreement became fully earned and vested with respect to the maximum number of shares underlying such PSU, and each then outstanding PSU granted between the date of the Merger Agreement and the Effective Time became fully earned and vested with respect to the target number of shares underlying such PSU. Each grantee thereof will receive, as soon as reasonably practicable following the Effective Time, an amount in cash equal to the Merger Consideration for each fully vested PSU. Each deferred stock unit outstanding immediately prior to the Effective Time was converted into the right to receive an amount in cash equal to the Merger Consideration for each fully vested deferred stock unit, and each right to receive a share of the Company’s common stock pursuant to any Company stock deferral plan, as of the Effective Time, was converted into the right to receive an amount in cash equal to the Merger Consideration.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2013 and the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Upon completion of the Merger, the Company, as the surviving corporation, assumed by operation of law all of Merger Sub’s obligations under the indentures governing the (i) $500 million aggregate principal amount of 5.250% Senior Notes due 2018 (the “2018 Notes”) and (ii) $400 million aggregate principal amount of 5.875% Senior Notes due 2021 (the “2021 Notes” and together with the 2018 Notes, the “Notes”), in each case issued by Merger Sub on July 31, 2013 in connection with the Merger.

Maturity Date — The 2018 Notes will mature on August 1, 2018 and the 2021 Notes will mature on August 1, 2021.

Interest Rate — The 2018 Notes will bear interest at a rate of 5.250% per annum and the 2021 Notes will bear interest at a rate of 5.875% per annum. The interest on the Notes will be payable semiannually on February 1 and August 1 of each year, commencing on February 1, 2014, and will accrue from July 31, 2013.

Security & Ranking — The Notes are the Company’s senior unsecured obligations and will: (i) rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness (including the Company’s 7.75% senior unsecured notes due 2017, the Company’s 6.625% senior unsecured notes due 2022 and the Company’s Amended and Restated Term Loan Agreement, dated as of August 31, 2012, among the Company, the lenders party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch (“Rabobank”), as administrative agent, as amended on January 31, 2013, and as the same may be further amended, modified or restated); (ii) rank senior in right of payment to all of the Company’s future subordinated indebtedness; (iii) be effectively subordinated to the Company’s existing and future secured indebtedness, including the obligations under the Company’s Second Amended and Restated Credit Agreement, dated as of June 9, 2011, among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Rabobank as administrative agent, as amended on January 31, 2013, and as the same may be further amended, modified or restated (the “Inventory Revolver”), to the extent of the value of the assets securing such indebtedness; and (iv) be structurally subordinated to obligations of subsidiaries of the Company, including the obligations under the Inventory Revolver, the Company’s Amended and Restated Credit and Security Agreement, dated as of January 31, 2013, among Smithfield Receivables Funding LLC as borrower, the Company as servicer, the lenders party thereto and Rabobank as administrative agent and letter of credit issuer, as amended on May 31, 2013, and as the same may be further amended, modified or restated, and the various Polish revolving credit facilities of certain foreign subsidiaries of the Company, as each may be amended, modified or restated from time to time.

Optional Redemption; Change of Control; Asset Sale Offer — The Notes will be subject to optional redemption prior to maturity. The Company will be obligated to make an offer to repurchase the Notes upon (i) certain change of control events and (ii) certain asset sales to the extent the proceeds of such asset sales are not applied in compliance with the indentures governing the Notes.

The 2018 Notes were issued pursuant to an Indenture, dated as of July 31, 2013 (the “2018 Notes Indenture”), by and between Merger Sub and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented pursuant to that certain Supplemental Indenture, dated as of September 26, 2013, by and between the Company and the Trustee (the “2018 Supplemental Indenture”), pursuant to which the Company assumed the rights and obligations of Merger Sub under the 2018 Notes Indenture.

The 2021 Notes were issued pursuant to a separate Indenture, dated as of July 31, 2013 (the “2021 Notes Indenture”), by and between Merger Sub and the Trustee, as supplemented pursuant to that certain Supplemental Indenture, dated as of September 26, 2013, by and between the Company and the Trustee (the “2021 Supplemental Indenture”), pursuant to which the Company assumed the rights and obligations of Merger Sub under the 2021 Notes Indenture.

The foregoing description of the 2018 Notes Indenture, 2018 Supplemental Indenture, 2021 Notes Indenture and 2021 Supplemental Indenture is not complete and is subject to, and qualified in its entirety by, the full text of the 2018 Notes Indenture, 2018 Supplemental Indenture, 2021 Notes Indenture and 2021 Supplemental Indenture, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, and the terms of which are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 26, 2013, in connection with the completion of the Merger, the Company notified The New York Stock Exchange (the “NYSE”) that each outstanding share of Company common stock was cancelled and converted into the right to receive the Merger Consideration, and requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to report that shares of Company common stock will no longer be listed on the NYSE.

The Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Company common stock immediately prior to such time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

In connection with the Merger and at the Effective Time, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, Wan Long, Yang Zhijun, and Jaio Shuge, the directors of Merger Sub immediately prior to the Effective Time, automatically became the directors of the Company at the Effective Time of the Merger. Immediately following the effectiveness of the Merger, the board of directors expanded the size of the board from three to four directors, elected C. Larry Pope to serve as director, and elected Mr. Wan as Chairman of the Board.

The executive officers of the Company immediately prior to the Effective Time will continue to serve in their current positions with the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger and at the Effective Time, the Company’s articles of incorporation and bylaws were amended and restated in their entirety. The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On September 26, 2013, the Company issued a press release announcing the completion of the previously announced Merger, pursuant to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Smithfield Foods, Inc.

3.2	Amended and Restated Bylaws of Smithfield Foods, Inc.

4.1	Indenture, dated as of July 31, 2013, between Sun Merger Sub, Inc. (which merged with and into Smithfield Foods, Inc.) and U.S. Bank National Association (relating to the issuance of $500,000,000 5.250% Senior Notes due 2018 (the “2018 Notes”)).

4.2	First Supplemental Indenture, dated as of September 26, 2013, between Smithfield Foods, Inc. and U.S. Bank National Association (relating to the 2018 Notes).

4.3	Indenture, dated as of July 31, 2013, between Sun Merger Sub, Inc. (which merged with and into Smithfield Foods, Inc.) and U.S. Bank National Association (relating to the issuance of $400,000,000 5.875% Senior Notes due 2021 (the “2021 Notes”)).

4.4	First Supplemental Indenture, dated as of September 26, 2013, between Smithfield Foods, Inc. and U.S. Bank National Association (relating to the 2021 Notes).

99.1	Press Release, September 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smithfield Foods, Inc.

By:	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

Dated: September 26, 2013

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Smithfield Foods, Inc.

3.2	Amended and Restated Bylaws of Smithfield Foods, Inc.

4.1

Indenture, dated as of July 31, 2013, between Sun Merger Sub, Inc. (which merged with and into Smithfield Foods, Inc.) and U.S. Bank National Association (relating to the issuance of $500,000,000 5.250% Senior Notes due 2018 (the “2018

Notes”)).

4.2	First Supplemental Indenture, dated as of September 26, 2013, between Smithfield Foods, Inc. and U.S. Bank National Association (relating to the 2018 Notes).

4.3	Indenture, dated as of July 31, 2013, between Sun Merger Sub, Inc. (which merged with and into Smithfield Foods, Inc.) and U.S. Bank National Association (relating to the issuance of $400,000,000 5.875% Senior Notes due 2021 (the “2021 Notes”)).

4.4	First Supplemental Indenture, dated as of September 26, 2013, between Smithfield Foods, Inc. and U.S. Bank National Association (relating to the 2021 Notes).

99.1	Press Release, September 26, 2013